    As filed with the Securities and Exchange Commission on November 1, 1999
                                                      Registration No. 333-69153

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         COLORADO                                                84-1158484
-------------------------------                           ----------------------
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)


               BOX S
           240 MAIN STREET
        BLACK HAWK, COLORADO                                       80422
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip code)


                   1994 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                        1996 INCENTIVE STOCK OPTION PLAN
                   -------------------------------------------
                              (Full title of plan)

                           STEPHEN R. ROARK, PRESIDENT
                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                     BOX 21
                                 240 MAIN STREET
                           BLACK HAWK, COLORADO 80422
                  ---------------------------------------------
                     (Name and address of agent for service)


                                 (303) 582-1117
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              SAMUEL E. WING, ESQ.
                              JONES & KELLER, P.C.
                            1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202
                            TELEPHONE: (303) 573-1600
                            FACSIMILE: (303) 893-6506

         Pursuant to the undertakings included in Item 9(a) of this Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on July 6, 1999 (#333-69153) and as required by Item 512(a) of Regulation S-B of the Securities Act of 1933, Black Hawk Gaming & Development Company, Inc. hereby deregisters and removes from registration 30,000 shares of its Common Stock which remained unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Black Hawk, State of Colorado, on October 28, 1999.

                                   BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.


                                            By:     /s/ Stephen R. Roark
                                                 ---------------------------
                                                 Stephen R. Roark, President


         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                     Title                   Date
              ---------                     -----                   ----
By:  /s/ Jeffrey P. Jacobs          Co-Chairman and Chief     October 28, 1999
     --------------------------     Executive Officer
     Jeffrey P. Jacobs


By:  /s/ Stephen R. Roark           President and Chief       October 28, 1999
     --------------------------     Financial and Accounting
     Stephen R. Roark               Officer


By:  /s/ Frank B. Day               Director                  October 28, 1999
     --------------------------
     Frank B. Day

By:  /s/ J. Patrick McDuff          Director                  October 28, 1999
     --------------------------
     J. Patrick McDuff

By:  /s/ Robert H. Hughes           Director                  October 28, 1999
     --------------------------
     Robert H. Hughes

By:  /s/ Timothy Knudsen            Director                  October 28, 1999
     --------------------------
     Timothy Knudsen